Corporate Presentation August 2025 Exhibit 99.2

Forward-looking Statement This presentation contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, as amended, including without limitation, statements regarding, among other things, the potential number of patients who could be treated by  tebipenem HBr and market demand for  tebipenem HBr  generally; the potential regulatory path forward for tebipenem HBr, the potential approval of tebipenem HBr by the U.S. Food and Drug Administration (FDA) and the timing thereof; the potential commercialization of tebipenem HBr and its future value, the potential receipt of milestone payments and royalties on future sales of tebipenem HBr under the GlaxoSmithKline Intellectual Property (No. 3) Limited (GSK) license agreement; the effectiveness of tebipenem HBr and its potential impact on healthcare resource utilizations; the potential for SPR720; the initiation, timing, progress and results of the Company’s preclinical studies and clinical trials and its research and development programs, including management’s assessment of such results; the timing of the availability of data from the Company’s clinical trials; the timing of the Company’s filings with regulatory agencies; product candidate benefits; competitive position; cash runway, business strategies; potential growth opportunities; potential market size; projected costs and the availability of additional non-dilutive funding from governmental agencies beyond any initially funded awards. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intent,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. All statements other than statements of historical facts contained in this presentation are forward-looking statements. The Company may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including whether the FDA will ultimately approve tebipenem HBr and, if so, the timing of any such approval; whether the FDA will require any additional clinical data or place labeling restrictions on the use of tebipenem HBr that would add costs for the Company, delay approval and/or reduce the commercial prospects of tebipenem HBr; the Company’s need for additional funding; the lengthy, expensive, and uncertain process of clinical drug development; the Company’s reliance on third parties to manufacture, develop, and commercialize its product candidates, if approved; the ability to develop and commercialize the Company’s product candidates, if approved; the Company’s ability to retain key personnel; whether results obtained in preclinical studies and clinical trials will be indicative of results obtained in future clinical trials and whether preliminary data from the Company’s clinical trials will be predictive of final results from such trials; the Company’s dependence on raising capital and whether the Company’s product candidates will advance through the preclinical development and clinical trial process on a timely basis, or at all, taking into account such factors as the effects of possible regulatory delays, slower than anticipated patient enrollment, manufacturing challenges, clinical trial design, clinical data requirements and clinical outcomes; whether the results of such clinical trials will warrant submission for approval from the FDA or equivalent foreign regulatory agencies; decisions made by the FDA and equivalent foreign regulatory agencies with respect to the development and commercialization of the Company’s product candidates; the commercial potential of the Company’s product candidates; the Company’s ability to obtain adequate third-party reimbursement for its product candidates; whether the Company will satisfy all of the pre-conditions to receipt of the milestone payments under its various license and collaboration agreements; the Company’s ability to implement its strategic plans; the Company’s ability to obtain, maintain and enforce intellectual property and other proprietary rights for its product candidates; the risks and uncertainties related to market conditions; whether the Company’s cash resources will be sufficient to fund its continuing operations for the periods and/or trials anticipated; and other factors discussed in the “Risk Factors” section of the Company’s periodic reports filed with the U.S. Securities and Exchange Commission (SEC), and risks described in other filings the Company may make with the SEC in the future. The forward-looking statements included in this presentation represent the Company’s views as of the date of this presentation. The Company anticipates that subsequent events and developments will cause its views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this presentation.

Clinical stage portfolio Strong financial foundation Tebipenem HBr in Phase 3 for cUTI Indications with high unmet need in addressable patient populations  Orphan drug and/or QIDP designations Strong global intellectual property  Developing Therapies for Rare and Multi-drug Resistant Infectious Diseases 1. GSK Q3 results https://www.gsk.com/media/11646/q3-2024-results-announcement.pdf Healthy balance sheet Potential for additional near-term regulatory and commercial milestones In development, with potential to be the first and only oral carbapenem for complicated urinary track infections (cUTI) including pyelonephritis Stopped for efficacy following a pre-specified IA in 2Q '25 Phase 3 data and US regulatory submission expected in 2H 20251 GSK commercial partnership with strong economics

Asset Indication Preclinical Phase 1 Phase 2 Phase 3 Anticipated Milestone Partnered Assets Tebipenem HBr cUTI Phase 3 complete; US regulatory submission expected in 2H 20251 Wholly Owned SPR720 First-line NTM-PD Complete data analysis & determine next steps2 Maturing Pipeline with Differentiated Clinical Assets cUTI: complicated urinary tract infection; NTM-PD: non-tuberculous mycobacterial pulmonary disease; 1. GSK Q3 results https://www.gsk.com/media/11646/q3-2024-results-announcement.pdf 2. The company has elected to suspend its current development program for the oral dosing of SPR720, as it completes Phase 2a data analysis. Non-dilutive Funding Alliances Worldwide, ex. Asia Asia

Tebipenem HBr Oral Carbapenem for cUTI

Complicated Urinary Tract Infection (cUTI)

- cUTIs are associated with an **abnormality of the urinary tract** or in the presence of catheterization
- Patients with **pyelonephritis**[1], regardless of underlying abnormalities of the urinary tract, **are considered a subset of cUTI patients**
- cUTIs are more likely caused by resistant pathogens and have a higher risk of recurrence and progression to severe infection



Complicated
Functional or anatomical abnormality of urinary tract
Uncomplicated
No functional or anatomical abnormality of urinary tract
Acute Pyelonephritis (complicated)
Acute Cystitis
Kidneys
Ureters
Bladder
Urethra
Complicated cystitis
Uncomplicated cystitis

1. Pyelonephritis – acute kidney infection. Source: Mayo Clinic website

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Overview of cUTI Therapeutic Landscape

Lack of effective oral treatment options has resulted in increased –

- Outpatient visits
- Emergency department visits
- Outpatient IV use
- Hospitalizations
- Hospital days
- Home health and long-term care stays post-hospitalization

All translating to patient suffering and high financial burden

Resistance and lack of effective treatments result in a large addressable cUTI patient population


2nd line Oral
(Resistant/ Failed)
IV Therapy/
3rd line Oral
(Resistant/ Failed)

Approximately 2.9 million[1] annual cUTI treatment episodes attributed to $6+ billion in US healthcare costs[2]

IV: intravenous; tebipenem HBr: tebipenem pivoxil hydrobromide (formerly SPR994); UTI: urinary tract infection

1. Carreno JJ, et al. Longitudinal, Nationwide, Cohort Study to Assess Incidence, Outcomes, and Costs Associated With Complicated Urinary Tract Infection. Open Forum Infect Dis. 2019;6:ofz446. 2. Lodise TP, et al. Hospital admission patterns of adult patients with complicated urinary tract infections who present to the hospital by disease acuity and comorbid conditions: How many admissions are potentially avoidable? Am J Infect Control. 2021;49(12):1528-1534.

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Tebipenem HBr: Positioned to Change the Treatment Landscape for cUTI Patients Potential first-to-market oral carbapenem Phase 3 stopped for efficacy Global commercial partnership Orally bioavailable carbapenem prodrug that rapidly converts to active moiety tebipenem Potential use as an effective oral treatment taken at home  vs an IV therapy in hospitalized setting Robust IP through 2041 QIDP designation Trial met primary endpoint following pre-specified IA of data from 1,690 enrolled patients No new safety concerns identified Global trial with centers in North and South America, Europe, Africa, and Asia  PIVOT-PO trial protocol approved under FDA Special Protocol Assessment (SPA) Out-licensed global commercial rights ex-Asia to GSK Japan and certain other Asian countries retained by Meiji Robust financial terms including developmental, regulatory, and commercial milestones, as well as tiered sales royalties QIDP: qualified infectious disease product.

Phase 3 Clinical Trial PIVOT-PO: Pivotal Design

Study Tebipenem HBr (NCT06059846): Phase 3 Clinical Trial in cUTI

A Phase 3, Randomized, Double-blind, Double-dummy, Multi-center Study to Assess the Efficacy and Safety of Orally Administered Tebipenem Pivoxil Hydrobromide (TBP-PI-HBr), Compared to Intravenously Administered Imipenem-cilastatin in Patients with Complicated Urinary Tract Infection (cUTI) or Acute Pyelonephritis (AP)

Treatment Population		Treatment Arms	Endpoints
Patients with a diagnosis of cUTI (incl. AP) Approximately 2648 patients (stratified by age, baseline diagnosis, etc.) 7-10 Days of Dosing	R patients randomized 1:1 (blinded)	TBP-PI-HBR (600 mg) orally and "dummy" infusion IV, every 6 hours, days 1-10, (n=1324) Imipenem-cilastatin (500 mg) IV and matched "dummy" tablets, orally every 6 hours, days 1-10, (n=1324)	**Primary Endpoint:** Overall response at TOC in micro-ITT population **Primary Analysis:** Assessment of non-inferiority (NI) in micro-ITT population, based on a 10% NI margin

Entered FDA Special Protocol Assessment Agreement (SPA):

The FDA has indicated that positive and persuasive results from PIVOT-PO, along with previously completed studies[1], could be sufficient to support approval of tebipenem HBr as a treatment for cUTI, including pyelonephritis, for a limited use indication.

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1. supported by confirmatory evidence from PK/PD and breakpoint package
AP: acute pyelonephritis; cUTI: complicated urinary tract infection; NI: non-inferiority; TBP-PI-HBr/tebipenem HBr: tebipenem pivoxil hydrobromide (formerly SPR994)

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Compound Structures and Definitions



Tebipenem

Active drug



Tebipenem Pivoxil

Orally bioavailable prodrug of tebipenem (Orapenem® fine granules for pediatrics; Meiji Seika, Japan)



Tebipenem Pivoxil Hydrobromide

Spero's orally bioavailable prodrug + HBr salt, enabling high dosage and room temperature-stable product

- **TBP-PI-HBr is an orally bioavailable carbapenem prodrug** that rapidly converts in enterocytes to active moiety tebipenem
- **Tebipenem has *in vitro* activity against multidrug-resistant (MDR) Gram-negative pathogens**, including extended-spectrum ß-lactamase (ESBL)-producing, fluoroquinolone-resistant, and TMP-SMX-resistant Enterobacterales

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TMP-SMX = Trimethoprim-Sulfoxazole. Source: Kazuhiko Kato et. al., Molecular Pharmaceutics, vol. 7, no. 5, 1747–1756, doi.org/10.1021/mp100130b

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741 Adult subjects evaluated, across 17 efficacy and pharmacology trials 440 pediatric subjects evaluated, across 6 efficacy and pharmacology trials Generally well tolerated, comparable to common, approved oral beta lactam antibiotics and IV carbapenems Met its primary endpoint in 3 double blind controlled efficacy trials in pediatric pneumonia, otitis media, and sinusitis   Approved for pediatric pneumonia, otitis media, sinusitis, over 4 million patients dosed to date Extensive post-marketing safety and efficacy surveillance completed, covering 3,331 patients  No issues of safety were observed, and adequate efficacy was demonstrated   964 subjects have received at least one dose of TBP-PI-HBr 279 healthy volunteers or patients with renal impairment across Phase 1 studies 685 patients with cUTI including pyelonephritis in a previous Phase 3 study (SPR994-301; ADAPT-PO) Clinical Experience Supports Safety, Efficacy of Tebipenem1 1. Akash Jain, Luke Utley, Thomas R. Parr, Thomas Zabawa & Michael J. Pucci (2018): Tebipenem, the first oral carbapenem antibiotic, Expert Review of Anti-infective Therapy, DOI: 10.1080/14787210.2018.1496821 Tebipenem Pivoxil evaluated in 23 trials enrolling over 1,300 subjects (Meiji-Seika experience) Tebipenem Pivoxil approved in Japan since 2009 Tebipenem HBr evaluated in 10 trials enrolling over 950 subjects till date (Spero experience)

Activity of Tebipenem and Comparator Carbapenems against Gram-negative and -positive Uropathogens

Pathogen	N	MIC_{90} (µg/mL)			
		Tebipenem	Imipenem	Meropenem	Ertapenem
Enterobacterales (Surveillance US & EU, 2022)					
E. coli	1,444	0.03	≤0.12	0.03	0.015
K. pneumoniae	404	0.12	0.5	0.06	0.25
P. mirabilis	170	0.25	4	0.12	0.015
E. cloacae (species complex)	72	0.25	0.5	0.12	2
K. oxytoca	69	0.06	0.25	0.03	0.03
K. aerogenes	40	0.12	1	0.06	0.25
S. marcescens	22	0.25	2	0.12	0.5
C. koseri	43	0.03	≤0.12	0.03	0.008
Gram-positive uropathogens (NCRPT-0089)					
E. faecalis	30	0.5	NA	4	>4
S. aureus (MSSA)	20	0.03	NA	0.25	0.25
S. Saprophyticus (MS)	25	0.25	NA	0.25	1

SPERO THERAPEUTICS

* Spero data on file. MIC = Minimum Inhibitory Concentration; MSSA = Methicillin Susceptible Staph Aureus; MS = Methicillin Susceptible

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Tebipenem is Active Against Clinically Important Resistant Enterobacterales UTI Pathogens from Europe and the USA in 2022 * Spero data on file. ESBL = Extended spectrum beta-lactamases; TMP-SMX = Trimethoprim-Sulfoxazole; R = Resistant; NS= Non susceptible; CRE = Carbapenem Resistant Enterobacterales; MIC = Minimum Inhibitory Concentration Organism/ phenotype Phenotype N MIC90 (µg/mL) Tebipenem Imipenem Meropenem Ertapenem Enterobacterales All 2,447 0.12 1 0.06 0.06 E. coli All 1,444 0.03 ≤0.12 0.03 0.015 ESBL* 205 0.03 0.25 0.03 0.12 Levofloxacin-NS* 317 0.03 0.25 0.03 0.06 TMP-SMX-R* 399 0.03 ≤0.12 0.03 0.03 K. pneumoniae All 404 0.12 0.5 0.06 0.25 ESBL* 96 0.12 0.5 0.12 1 Levofloxacin-NS* 74 0.25 0.5 0.12 1 TMP-SMX-R* 102 0.06 0.5 0.06 0.25 *Non-CRE (Imipenem-susceptible, MIC ≤1 µg/mL): 2022 European and US Surveillance Isolates (JMI Laboratories)

Tebipenem Pharmacokinetic Profile Prodrug rapidly converts to tebipenem in enterocytes of GI tract Plasma Half-life ~1 hour Dose-proportional PK relationship when administered fed or fasted state Low potential for drug-drug interactions No CYP450-dependent metabolism No induction of CYP450 enzymes Elimination through fecal and renal excretion No dose adjustment for hepatic impairment Dose adjustment for moderate and severe renal impairment Oral bioavailability of tebipenem ~60% Spero data on file

Tebi Well Positioned As First Oral Carbanepenem for cUTI Company Product Pharmacological Class Development Stage Spero Tebipenem HBr BL (Carbapenem) Phase 3 – stopped for efficacy VenatoRx Ceftibuten-ledaborbactam etzadroxil BL/BLI Phase 1 Shionogi/Qpex Ceftibuten-xeruborbactam oral prodrug BL/BLI Phase 1 Company Product Pharmacological Class Development Stage Iterum Sulopenem etzadroxil and probenecid (Orlynvah) BL (Penem) NDA Approved (Oct 2024) Utility Pivmecillinam (Pivya) BL (Aminopenicillin) NDA Approved (Apr 2024) GSK Gepotidacin Triazaacenaphthylene NDA Approved (March 2025) Oral candidates for Complicated UTIs : Oral candidates for Uncomplicated UTIs : BL = Beta-lactam; BLI = Beta-lactamase Inhibitor

Exclusive License Agreement with GSK for Tebipenem HBr and Equity Investment FPFD: first patient first dose. SPA: Special Protocol Assessment. 1. Under the terms of the GSK License Agreement, the milestone amount was revised from $150M after PIVOT-PO was stopped early for efficacy following completion of a pre-specified interim analysis of data from 1,690 patients enrolled in the trial, thereby reducing the overall cost of the study to the Company; the maximum potential milestone payment of $150M was contingent upon the trial continuing to full enrollment, with 2,637 patients enrolled in the trial. Global Collaboration (ex-Asia) Financial Terms SPRO granted GSK exclusive license to: Develop Tebipenem in territories outside of United States (not including Japan and certain other Asian countries where rights are held by Meiji Seika); and Obtain regulatory approval and commercialize tebipenem HBr in all territories, except Meiji Seika Territories Received $66 Million upfront and $9 Million in common stock investment Received $30 Million upon SPA agreement with the FDA Received $95 Million in development milestone following FPFD Spero is eligible to receive up to $351 million in additional potential regulatory, commercial, and sales milestone payments, as well as royalties: $25 Million to be paid upon GSK’s submission of tebipenem HBr’s New Drug Application (NDA) Up to $1011 million in potential commercial milestones based on first commercial sales (US/EU) Up to $225 million in sales related milestone payments  Spero to receive royalties on annual net sales: 1% for annual sales up to $750.0 million each year High single-digit % on annual net sales above $750.0 million each year Low double-digit % on annual net sales above $1,000 million each year

The company has suspended its current development for SPR720 SPR720 Antibiotic for Non-Tuberculosis Mycobacterium Pulmonary Disease (NTM-PD)

SPR720: Inhibits Gyrase B in Bacterial Cells Novel mechanism of action for NTM-PD not exploited by current antibiotics No evidence of cross resistance against marketed antibiotics based on in vitro trials Low propensity for development of resistance as monotherapy and in combination with SOC antibiotics in vitro Currently formulated as an oral drug 1. Keith A. Rodvold et. Al., Antimicrobial Agents and Chemotherapy, https://doi.org/10.1128/aac.01103-24 Preclinical Studies Support activity against a broad spectrum of NTM-PD pathogens, as well as low propensity for development of resistance Proof of Concept Phase 2a oral study While the data showed antimicrobial activity associated with SPR720, an interim analysis did not show sufficient separation from placebo, highlighted potential oral dose limiting safety issues in subjects dosed at 1,000 mg orally once daily Next Steps The Company has completed data analysis of all enrolled patients (n=25) and is currently determining the next steps for the SPR720 program

Thank You